FIRST GUARANTY BANCSHARES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.           Purpose

The purpose of the Nominating and Corporate Governance Committee (“Committee”) of the Board of Directors of First Guaranty Bancshares, Inc. (the “Company”) shall be to assist each Board of Directors (the “Board”) in: identifying qualified individuals to become Board members; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing the Company’s corporate governance principles; and developing and implementing the Company’s Code of Conduct and Ethics.

2.           Committee Membership

The Committee shall consist of a minimum of three directors.  The members of the Committee shall be appointed by the Board and shall serve until their successors’ are duly elected and qualified. Each member of the Committee shall satisfy the independence requirements of the Nasdaq Stock Market.  The Chairperson of the Committee shall be elected by the Board.  The Board shall appoint a new member or members in the event that there is a vacancy on the Committee that reduces the number of members below three, or in the event that the Board determines that the number of members on the Committee should be increased.  The entire Committee or any individual Committee member may be removed without cause by the affirmative vote of a majority of the entire Board.  Any Committee member may resign effective upon giving written notice to the Chairperson of the Board or the Corporate Secretary.

3.           Authority and Responsibilities

To fulfill its responsibilities and duties under this Charter, the Committee shall have the authority to:

a.
Lead the search for individuals qualified to become members of the Board, and to select director nominees to be presented to the Board for its approval, and to stockholders for approval at the annual meeting of stockholders.  The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.  In addition, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate.  The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

b.	Review and monitor the Board’s compliance with applicable Nasdaq Stock Market listing standards for independence.

c.
Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of the Company, leadership qualities, and stock ownership) for the selection of individuals to be considered for election or re-election to the Board.

d.	Review the Board’s committee structure and recommend to the Board for its approval directors (members and chairs) to serve on each committee.

e.
Develop corporate governance principles and a code of conduct and ethics, and recommend such guidelines and code to the Board for its approval.  The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

f.	Review, as appropriate and in consultation with the Compensation Committee, director compensation, and benefits.

g.
Retain and determine any search firm to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in fulfilling its responsibilities.  The Committee shall notify the Board prior to retaining any search firm, counsel or other advisors.  The Committee shall have sole authority to approve related fees and retention terms.

h.	Report to the full Board of Directors any actions taken for ratification by the Board as necessary.

i.	Annually review this Charter and recommend changes to the Board as needed.

4.           Meetings

The Committee shall meet at least annually, and may hold additional meetings as needed or appropriate.  The Committee may ask members of management or others, including legal counsel, to attend meetings or to provide relevant information.  A majority of Committee members shall constitute a quorum, and a majority of the members present at any meeting shall decide any questions brought before the Committee.

A meeting may be called by the Chairperson of the Committee or by a majority of the members of the Committee.  Notice of any meeting shall be given by the person or persons calling the meeting given to each member of the Committee at least 48 hours prior to the meeting.  Notice may be waived by any member in attendance at the meeting.

Members may participate in any meeting by attendance in person or by means of a conference by telephone or other communications equipment in which all persons participating can hear each other. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee consent thereto in writing.  The Committee shall report its actions and recommendations to the Board after each Committee meeting.  Minutes of each meeting shall be kept and shall be provided to the Board.  All other procedural matters shall be governed in the manner specified in the Company’s or the Bank’s bylaws, as the case may be, for meetings of the Board.

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Approved: January 25, 2008